                                 REVOCABLE PROXY
                           PENINSULA BANK OF SAN DIEGO
                         SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 11, 2000



         The undersigned shareholder(s) of Peninsula Bank of San Diego (the "Corporation") hereby appoints, constitutes and nominates ______________________ and ________________, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 1331 Rosecrans Street, San Diego California on Tuesday, January 11, 2000 at 7:30 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:


         1. MERGER. To approve the principal terms of a proposed merger of the Corporation with and into a subsidiary of U.S. Bancorp as provided in the Agreement and Plan of Merger, dated as of September 1, 1999, between the Corporation and U.S. Bancorp and such Agreement and Plan of Merger.

                  [ ]    FOR         [ ]   AGAINST         [ ] ABSTAIN

         2. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.




                            (CONTINUED ON NEXT PAGE)

         The Board of Directors unanimously recommends a vote FOR proposal #1. If any other business is presented at the Special Meeting, this Proxy shall be voted in accordance with the discretion of the proxy holders. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE.



Signature(s)                                 Date:
              ----------------------------            -----------------------

              ----------------------------            -----------------------


Number of shares
                 ------------

I (We) will [ ] will not [ ] attend the Special Meeting in person.


NOTE: Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.